Secretary of State **Articles of Incorporation of a General Stock Corporation**	**ARTS-GS**

FILED IMC
Secretary of State
State of California
SEP 1 1 2019

IMPORTANT — Read Instructions before completing this form.

Filing Fee – $100.00

Copy Fees – First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: Corporations may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to *https://www.ftb.ca.gov*.

IPV **This Space For Office Use Only**

1. Corporate Name (Go to *www.sos.ca.gov/business/be/name-availability* for general corporate name requirements and restrictions.)

The name of the corporation is Aidan & Co Inc

2. Business Addresses (Enter the **complete** business addresses.)

a. Initial Street Address of Corporation - **Do not list a P.O. Box**	City (no abbreviations)	State	Zip Code
520 S Grand Ave Ste 320	Los Angeles	CA	90071
b. Initial Mailing Address of Corporation, **if different than item 2a**	City (no abbreviations)	State	Zip Code

3. Service of Process (Must provide either Individual **OR** Corporation.)

INDIVIDUAL – Complete Items 3a and 3b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is **not** a corporation)	Middle Name	Last Name		Suffix
Robert	L	Hymers		
b. Street Address (if agent is **not** a corporation) - **Do not enter a P.O. Box**	City (no abbreviations)	State	Zip Code	
520 S Grand Ave Ste 320	Los Angeles	CA	90071	

CORPORATION – Complete Item 3c. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

4. Shares (Enter the **number of shares** the corporation is authorized to issue. **Do not** leave blank or enter zero (0).)

This corporation is authorized to issue only one class of shares of stock.
The total number of shares which this corporation is authorized to issue is 100,000.

5. Purpose Statement (Do not alter the Purpose Statement.)

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

6. Read and Sign Below (This form must be signed by each incorporator. **See instructions for signature requirements.**)

Signature — Arman Tabatabaei
Type or Print Name

State of California
Secretary of State

S

Statement of Information
(Domestic Stock and Agricultural Cooperative Corporations)
FEES (Filing and Disclosure): $25.00.
If this is an amendment, see instructions.
IMPORTANT – READ INSTRUCTIONS BEFORE COMPLETING THIS FORM

G953894

FILED

In the office of the Secretary of State of the State of California

SEP-25 2019

This Space for Filing Use Only

1. **CORPORATE NAME**
AIDAN & CO INC

2. **CALIFORNIA CORPORATE NUMBER**
C4316631

No Change Statement (Not applicable if agent address of record is a P.O. Box address. See instructions.)

3. **If there have been any changes to the information contained in the last Statement of Information filed with the California Secretary of State, or no statement of information has been previously filed, this form must be completed in its entirety.**
☐ If there has been no change in any of the information contained in the last Statement of Information filed with the California Secretary of State, check the box and proceed to Item 17.

Complete Addresses for the Following (Do not abbreviate the name of the city. Items 4 and 5 cannot be P.O. Boxes.)

	CITY	STATE	ZIP CODE
4. STREET ADDRESS OF PRINCIPAL EXECUTIVE OFFICE 520 S GRAND AVE STE 320, LOS ANGELES, CA 90071			
5. STREET ADDRESS OF PRINCIPAL BUSINESS OFFICE IN CALIFORNIA, IF ANY 520 S GRAND AVE STE 320, LOS ANGELES, CA 90071			
6. MAILING ADDRESS OF CORPORATION, IF DIFFERENT THAN ITEM 4			

[redacted]

Names and Complete Addresses of the Following Officers (The corporation must list these three officers. A comparable title for the specific officer may be added; however, the preprinted titles on this form must not be altered.)

	ADDRESS	CITY	STATE	ZIP CODE
7. CHIEF EXECUTIVE OFFICER/ ARMAN TABATABAEI	520 S GRAND AVE STE 320, LOS ANGELES, CA 90071			
8. SECRETARY ARMAN TABATABAEI	520 S GRAND AVE STE 320, LOS ANGELES, CA 90071			
9. CHIEF FINANCIAL OFFICER/ ARMAN TABATABAEI	520 S GRAND AVE STE 320, LOS ANGELES, CA 90071			

Names and Complete Addresses of All Directors, Including Directors Who are Also Officers (The corporation must have at least one director. Attach additional pages, if necessary.)

NAME	ADDRESS	CITY	STATE	ZIP CODE
10. ARMAN TABATABAEI	520 S GRAND AVE STE 320, LOS ANGELES, CA 90071			
11.				
12.				

13. NUMBER OF VACANCIES ON THE BOARD OF DIRECTORS, IF ANY: 0

Agent for Service of Process If the agent is an individual, the agent must reside in California and Item 15 must be completed with a California street address, a P.O. Box address is not acceptable. If the agent is another corporation, the agent must have on file with the California Secretary of State a certificate pursuant to California Corporations Code section 1505 and Item 15 must be left blank.

14. NAME OF AGENT FOR SERVICE OF PROCESS
ROBERT L HYMERS

15. STREET ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CALIFORNIA, **IF AN INDIVIDUAL** CITY STATE ZIP CODE
520 S GRAND AVE STE 320, LOS ANGELES, CA 90071

Type of Business

16. DESCRIBE THE TYPE OF BUSINESS OF THE CORPORATION
CONSULTING

17. BY SUBMITTING THIS STATEMENT OF INFORMATION TO THE CALIFORNIA SECRETARY OF STATE, THE CORPORATION CERTIFIES THE INFORMATION CONTAINED HEREIN, INCLUDING ANY ATTACHMENTS, IS TRUE AND CORRECT.

09/25/2019	ARMAN TABATABAEI	PRESIDENT	
DATE	TYPE/PRINT NAME OF PERSON COMPLETING FORM	TITLE	SIGNATURE

BYLAWS

OF

Aidan & Co, Inc.

ARTICLE I. Name and Address

The name of this corporation shall be Aidan & Co, Inc. The board of directors may designate other names for specific activities and programs as it deems appropriate. The principal office shall be located at 520 S Grand Ave Ste 320, Los Angeles, CA 90071.

ARTICLE II. Objectives

The corporation's purpose shall be consulting services.

ARTICLE III. Membership

The board of directors has one member: Arman Tabatabaei. The board shall constitute the membership of the corporation.

ARTICLE IV. Board of Directors

A. Election. Candidates for membership shall be selected from among those nominated by the Nominating Committee, which shall consist of three persons appointed by the President. A majority of members present may also nominate candidates for positions on the board of directors. Directors shall be elected by a majority vote of those members present.

B. Terms. Each director shall serve for a term of three years, or until a successor is selected. Initially, one-third of the directors shall serve three year terms; one-third shall serve two year terms and one-third shall serve one year terms. Terms shall be established so that one-third of the directors may be elected each year.

C. Removal. A director who has missed three or more consecutive meetings may be removed by a majority vote of the board members then sitting. A director may be removed for any reason by a vote of two-thirds of the members then sitting.

D. General Powers. The board of directors shall constitute the governing body of

the corporation. The board shall manage the business and affairs of the corporation. It shall have all powers necessary to carry out the objectives of the corporation as set forth in Article 2. The board may accept, on behalf of the corporation, any contribution, bequest, or devise. The board shall have the authority to hire and dismiss the director as necessary in order to carry out the objectives of the corporation.

E. Meetings. Meetings of the board of directors shall be held at least each year, at a reasonable time and place designated by the president. The president may designate additional meeting dates. One-third of the board members then sitting may, by written request, schedule additional meetings.

F. Annual Meeting. A meeting during the fourth quarter of the year shall be designated as the "Annual Meeting," at which new members are elected and other formal annual business conducted.

G. Notice of Meetings. Board members shall receive ten days notice of regularly scheduled meetings. This notice may be given in writing, in person, by telephone, or by any other reasonable method.

H. Waiver of Notice of Meeting. A director may, in writing, waive notice of any meeting of the board of directors either before or after the meeting, and such waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting, unless attendance is for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

I. Adjournment. A meeting of the board of directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

J. Informal Action. If all the directors severally or collectively consent in writing to any action taken or to be taken by the corporation, the action shall be as valid as though it had been authorized at a meeting of the board.

K. Attendance by Telephone. If a member is not reasonably able to attend a meeting, a majority of the members present may authorize participation by telephone, so long as the absent member can hear, or be advised of the discussion of business, and other members can hear, or be advised of the absent member's votes or comments. A member participating by telephone may count toward a quorum.

L. Resignations. Any director may resign at any time by giving notice of resignation to any officer of the board.

M. Proxy Voting. There shall be no proxy voting. Upon a vote of two-third members then sitting, the board may allow proxy voting on a specific resolution, provided that a copy of the resolution shall be distributed to members at least 30 days prior to the meeting at which proxy voting on the resolution is proposed.

N. Committees. The board of directors may appoint any committee it deems necessary to help fulfill its functions.

O. Compensation of Board Members. No member of the board of directors shall receive any salary or compensation for their services as director. No member shall receive any service or benefit not provided to the general public. Members may receive reimbursement for out-of-pocket expenses incurred while conducting authorized business on behalf of the corporation. Members shall be entitled to receive reasonable fees for goods or services rendered to the corporation in capacities other than as members of the board.

ARTICLE V. Officers

A. Officers. The board of directors shall have a president, a vice-president, a secretary, and a treasurer. Any person may hold two or more offices except that the president shall not also be vice-president, secretary or treasurer.

B. Duties of Officers.

1. The president shall preside at all meetings of the board and executive committee. The president shall appoint members to standing and ad hoc committees. The president shall perform whatever duties the board of directors may from time to time assign.

2. The vice-president shall carry out the duties of the president when the president is absent or incapacitated; shall have the same power and duties as the president when acting in that capacity; and shall perform whatever duties the board may from time to time assign.

3. The secretary shall have charge of such books, documents and papers as the board of directors may determine; shall keep, or cause to be kept, a true and complete record of the meetings of the board of directors; shall give, or cause to be given, notice of all meetings of the directors; shall keep, or cause to be kept, a record containing the names, alphabetically arranged, of all persons who are members of the corporation, showing their places of residence, the names of persons entitled to participate in corporate affairs. Such

books shall be open for inspection as provided by law. The secretary shall, in general, perform all the duties incident to the office of secretary subject to the control of the board of directors and shall perform other duties as may be prescribed by the board of directors.

4. The treasurer shall have custody of all corporate funds, property and securities subject to such regulations as may be imposed by the board of directors. The treasurer shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements and shall deposit, or cause to be deposited all corporate funds and other valuable effects in the name of and to the credit of the corporation in a depository or depositories designated by the board of directors. Corporate funds may be deposited only in banks or institutions which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation. The treasurer shall give to the president or board, whenever they require it, an account of transactions as treasurer and of the financial condition of the corporation and shall, in general, perform all duties incident to the office of treasurer, subject to the control of the board of directors.

C. Executive Committee. The Executive Committee shall be composed of the officers of the board of directors and other board members as a majority of the board shall designate. They shall meet as needed to plan for the board's work and to fulfill tasks assigned to them by the board.

D. Election and Terms. The officers shall be elected by the board of directors. The term of office shall be for three years, or until the member's term as director expires.

ARTICLE VI. Staff

A. Executive Director. The executive director is responsible for administering the program of the corporation. The executive director is accountable to the board of directors and shall work closely with the board to fulfill its objectives. The executive director, as authorized by the board's fiscal policy, shall sign or delegate authority to sign checks and enter into agreements with the approval of the board of directors, which are necessary to carry out the objectives of the corporation. The executive director may hire other staff members as the board of directors authorizes. The executive director shall be an <u>ex officio</u> member of the board. The executive director shall not be entitled to vote but shall be entitled to notice of and attendance at meetings, except those portions of a meeting at which matters directly relating to the director are discussed.

B. Other Staff. All other staff shall be supervised by and accountable to the director.

C. Hiring policies. Hiring shall be conducted in full compliance with the corporation's anti-discrimination policy. The corporation shall hire no employees who are members of the immediate family (spouse, grandparent, parent, brother or sister, son or daughter) of any board

member, or of any person who will supervise the employee.

ARTICLE VII. Finances

A Fiscal Year. The board shall establish the corporation's fiscal year.

B Budget. The board of directors shall prepare and adopt a budget at its first meeting each year.

C Annual Financial Statement. The corporation shall prepare an annual financial statement for distribution to board members.

D Fiscal Policy. The board shall adopt and from time to time review a fiscal policy setting out a formal procedure that shall govern internal controls, the signing of checks; the obligation of funds; approval of contracts, leases, deeds and mortgages; and other significant aspects of the organization's fiscal operation. The fiscal policy shall assure that the corporation shall have sound financial controls that are appropriate, under generally accepted accounting principles, to its size and purpose.

E Seal. The corporation will not use a common seal. The signature of the name of the corporation by an authorized person shall be legal and binding.

ARTICLE VIII. Parliamentary Procedures

Robert's Rules of Order shall be the parliamentary authority for all matters of procedure not specifically covered by these bylaws.

ARTICLE IX. Amendments of the Charter and Bylaws

The charter and these bylaws may be amended, supplemented, or repealed by a two-thirds vote of the directors present at any meeting at which a quorum is present. Before directors may vote on an amendment to the charter or bylaws, notice must be given to directors of the proposed amendment at a prior meeting of the board, and in no case less than 30 days before the amendment is to be considered. These bylaws shall become effective upon approval by the board of directors.

ARTICLE X. Statement of Nondiscrimination

The corporation shall not discriminate against any person in the hiring of personnel, election of board members, provision of service to the public, the contracting for or purchasing of services or in any other way, on the basis of race, color, sex, national origin, disabling condition, age, or any other basis prohibited by law. This policy against

IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 09-25-2019

Employer Identification Number:
84-3171140

Form: SS-4

Number of this notice: CP 575 A

AIDAN & CO INC
520 S GRAND AVE STE 320
LOS ANGELES, CA 90071

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB AT THE END OF THIS NOTICE.

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 84-3171140. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

Based on the information received from you or your representative, you must file the following form(s) by the date(s) shown.

Form 1120	04/15/2020

If you have questions about the form(s) or the due date(s) shown, you can call us at the phone number or write to us at the address shown at the top of this notice. If you need help in determining your annual accounting period (tax year), see Publication 538, *Accounting Periods and Methods*.

We assigned you a tax classification based on information obtained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination of your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2004-1, 2004-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue). Note: Certain tax classification elections can be requested by filing Form 8832, *Entity Classification Election*. See Form 8832 and its instructions for additional information.

IMPORTANT INFORMATION FOR S CORPORATION ELECTION:

If you intend to elect to file your return as a small business corporation, an election to file a Form 1120-S must be made within certain timeframes and the corporation must meet certain tests. All of this information is included in the instructions for Form 2553, *Election by a Small Business Corporation*.

(IRS USE ONLY) 575A 09-25-2019 AIDA B 9999999999 SS-4

Keep this part for your records. CP 575 A (Rev. 7-2007)

Return this part with any correspondence so we may identify your account. Please correct any errors in your name or address.

CP 575 A

9999999999

Your Telephone Number ( ) - ____________

Best Time to Call ____________

DATE OF THIS NOTICE: 09-25-2019
EMPLOYER IDENTIFICATION NUMBER: 84-3171140
FORM: SS-4 NOBOD

INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

AIDAN & CO INC
520 S GRAND AVE STE 320
LOS ANGELES, CA 90071

If you are required to deposit for employment taxes (Forms 941, 943, 940, 944, 945, CT-1, or 1042), excise taxes (Form 720), or income taxes (Form 1120), you will receive a Welcome Package shortly, which includes instructions for making your deposits electronically through the Electronic Federal Tax Payment System (EFTPS). A Personal Identification Number (PIN) for EFTPS will also be sent to you under separate cover. Please activate the PIN once you receive it, even if you have requested the services of a tax professional or representative. For more information about EFTPS, refer to Publication 966, *Electronic Choices to Pay All Your Federal Taxes*. If you need to make a deposit immediately, you will need to make arrangements with your Financial Institution to complete a wire transfer.

The IRS is committed to helping all taxpayers comply with their tax filing obligations. If you need help completing your returns or meeting your tax obligations, Authorized e-file Providers, such as Reporting Agents (payroll service providers) are available to assist you. Visit the IRS Web site at www.irs.gov for a list of companies that offer IRS e-file for business products and services. The list provides addresses, telephone numbers, and links to their Web sites.

To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

IMPORTANT REMINDERS:

* Keep a copy of this notice in your permanent records. **This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you.** You may give a copy of this document to anyone asking for proof of your EIN.

* Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.

* Refer to this EIN on your tax-related correspondence and documents.

If you have questions about your EIN, you can call us at the phone number or write to us at the address shown at the top of this notice. If you write, please tear off the stub at the bottom of this notice and send it along with your letter. If you do not need to write us, do not complete and return the stub.

Your name control associated with this EIN is AIDA. You will need to provide this information, along with your EIN, if you file your returns electronically.

Thank you for your cooperation.